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                                                                   EXHIBIT 10.48

                                                                  CONFORMED COPY

                       FIRST AMENDMENT TO CREDIT AGREEMENT

               This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of October 30, 2002, and entered into by and among ALLERGAN, INC. (the "Company"), the banks and other financial institutions signatory hereto that are parties as Banks to the Credit Agreement referred to below (the "Banks"), JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent"), CITICORP USA INC., as syndication agent, and BANK OF AMERICA, N.A., as documentation agent.

                                    Recitals

               A. The Company, the Banks, and the Agents have entered into that certain Credit Agreement dated as of October 11, 2002, (the "Credit Agreement"), by and among the Company, the Eligible Subsidiaries referred to therein, the Banks party thereto, the Administrative Agent, Citicorp USA Inc., as syndication agent, and Bank of America, N.A., as documentation agent. Capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement.

               B. The Company has requested certain amendments to the Credit Agreement.

               C. The Banks and the Administrative Agent are willing to agree to the amendments requested by the Company, on the terms and conditions set forth in this Amendment.

                                    Agreement

               NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Company, the Banks, and the Administrative Agent agree as follows:

               1. Amendments to Section 1.01 of the Credit Agreement. The definition of Consolidated Net Worth contained in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Consolidated Net Worth" means at any date (i) the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries determined as of such date less (ii) (to the extent reflected in determining such consolidated stockholders' equity) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to June 28, 2002 in the book value of any asset owned by the Company or a Consolidated Subsidiary plus (iii) the amount of the reduction in such consolidated stockholders' equity which results directly from the lump sum payment made pursuant to the Settlement Agreement between the Company, et.al., on the one hand, and Pharmacia Corporation, et.al., and Columbia University, on the other hand, dated October 2002, resolving intellectual property disputes involving

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          Lumigan(R) and the lump sum payment relating thereto; provided that the amount of the addition pursuant to this clause (iii) shall not exceed $100,000,000.

               2. Representations and Warranties. The Company represents and warrants that:

                  (a) Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  (b) Corporate and Governmental Authorization. The execution, delivery and performance by the Company of this Amendment and the performance by the Company of the Credit Agreement, as amended by this Amendment (the "Amended Credit Agreement"), are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official under any provision of law or regulation applicable to the Company, and do not contravene, or constitute a default under, any provision of law or regulation applicable to the Company or of the restated certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  (c) Binding Effect. This Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of the Company.

                  (d) No Default. Immediately before and after giving effect to this Amendment, no Default has occurred and is continuing.

               3. Effectiveness. This Amendment shall be effective on the date when this Amendment shall have been signed by, and counterparts hereof shall have been delivered to the Administrative Agent (by hand delivery, mail or telecopy), the Company and the Required Banks.

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               4. Effect of Amendment; Ratification. From and after the date on which this Amendment becomes effective, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the Notes shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. The Company confirms that as amended hereby, each of the Amended Credit Agreement and the Notes is in full force and effect.

               5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               6. Counterparts; Integration. This Amendment maybe signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes and any all prior agreements and understandings, oral or written, related to the subject matter hereof.

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               IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Credit Agreement as of the date set forth above.

                                   ALLERGAN, INC.

                                   By: /s/ Eric K. Brandt
                                       Name:  Eric K. Brandt
                                       Title: Corporate Vice President and Chief
                                              Financial Officer


                                   By: /s/ James M. Hindman
                                       Name:  James M. Hindman
                                       Title: Senior Vice President, Treasury,
                                              Risk and Investor Relations

                                   JPMORGAN CHASE BANK


                                   By: /s/ Dawn Lee Lum
                                       Name:  Dawn Lee Lum
                                       Title: Vice President


                                   CITICORP USA, INC.


                                   By: /s/ Deborah Ironson
                                       Name:  Deborah Ironson
                                       Title: Vice-President

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                                   BANK OF AMERICA, N.A.


                                   By: /s/ Joseph L. Corah
                                       Name:  Joseph L. Corah
                                       Title: Principal

                                   BANK ONE, NA


                                   By: /s/ Joseph Perdenza
                                       Name:  Joseph Perdenza
                                       Title: Director

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